Exhibit 32.2

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Darrell Borne, the Chief Financial Officer, Secretary and Treasurer of First Horizon Pharmaceutical Corporation, a Delaware corporation (the “Company”), do hereby certify, to the best of my knowledge, that:

The Annual Report on Form 10-K and this amendment thereto for the year ended December 31, 2005 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Darrell Borne
Name: Darrell Borne
Title: Chief Financial Officer, Secretary and Treasurer

Date: May 1, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Horizon Pharmaceutical Corporation and will be retained by First Horizon Pharmaceutical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.